UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

HOLLYFRONTIER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HollyFrontier Corporation

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

IMPORTANT NOTICE

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 13, 2020

The following Notice of Annual Meeting of Stockholders (the “Notice”) amends the original notice included in the Proxy Statement (the “Proxy Statement”) of HollyFrontier Corporation (“HollyFrontier”), dated March 26, 2020, furnished to HollyFrontier stockholders in connection with the solicitation of proxies by the Board of Directors of HollyFrontier for use at the Annual Meeting of Stockholders to be held on Wednesday, May 13, 2020 (the “Annual Meeting”). The purpose of the Notice is to announce a change in the location of the Annual Meeting to a virtual meeting format only, via webcast.

The Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 9, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

Notice of Annual Meeting of Stockholders

To the Stockholders of HollyFrontier Corporation:

Due to the emerging public health impact of the coronavirus pandemic (COVID-19), the increasingly strict protocols that federal, state and local governments have imposed, and to support the health and well-being of our stockholders, employees and their families, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of HollyFrontier Corporation (“HollyFrontier”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, May 13, 2020 at 8:30 a.m., Central Daylight Time. The Annual Meeting will be held in a virtual meeting format only, via webcast at www.virtualshareholdermeeting.com/HFC2020. You will not be able to attend the Annual Meeting physically in person. We expect to resume in-person annual meetings beginning with our 2021 annual meeting of stockholders.

Additional Information

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of record at the close of business on March 16, 2020, the record date. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials previously distributed. Please review our proxy materials prior to voting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Annual Meeting.

Additional Information About the Virtual Annual Meeting

Attendance and Participation

Our virtual Annual Meeting will be conducted on the Internet via webcast. You will be able to participate online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HFC2020. Stockholders will be able to vote their shares electronically during the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability. The Annual Meeting will begin promptly at 8:30 a.m., Central Daylight Time. We encourage you to access the Annual Meeting prior to the start time. Online access and check-in will begin at 8:20 a.m., Central Daylight Time.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Questions

Stockholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/HFC2020, typing your question into the “Ask a Question” field, and clicking “Submit.” You may submit a question at any point during or prior to the meeting. Each stockholder will be limited to no more than one question, up to 4,000 characters.

Questions pertinent to the business of the Annual Meeting will be posted after the Annual Meeting and answered on the Annual Report and Proxy page under the Investor Relations tab of HollyFrontier’s website (www.hollyfrontier.com). If there are any matters of individual concern to a stockholder, please email the question to investors@hollyfrontier.com.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/HFC2020.

Stockholder List

Beginning 10 minutes prior to, and during, the Annual Meeting, the list of our stockholders of record will be available for viewing by stockholders for any purpose germane to the meeting at www.virtualshareholdermeeting.com/HFC2020. In addition, information on how to obtain access to the list of stockholders of record entitled to vote at the Annual Meeting for any purpose germane to the meeting will be available during the ten days preceding the Annual Meeting by emailing our Investor Relations department at investors@hollyfrontier.com.

Technical Difficulties

Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/HFC2020 beginning at 8:20 a.m. Central Daylight Time on May 13, 2020 through the conclusion of the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call: 1-800-586-1548 (Toll-free) or 303-562-9288 (International callers).

Our Proxy Statement and 2019 Annual Report are available online at www.proxyvote.com and

http://investor.hollyfrontier.com/financial-information/annual-reports.

April 9, 2020

HollyFrontier Corporation Announces Change to a Virtual Meeting Format for 2020 Annual Meeting of Stockholders

DALLAS—(BUSINESS WIRE)— HollyFrontier Corporation (NYSE: HFC) (the “Company” or “HollyFrontier”) today announced that due to the emerging public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of the Company’s stockholders, employees and their families, the Company will change the format of its Annual Meeting of Stockholders (“Annual Meeting”) from in-person to a virtual meeting format only, via webcast. The webcast will be available at www.virtualshareholdermeeting.com/HFC2020. As previously announced, the Annual Meeting will be held on Wednesday, May 13, 2020 at 8:30 a.m., Central Daylight Time.

For additional information regarding how stockholders may access, vote and participate in the virtual Annual Meeting, please refer to the Company’s supplemental proxy materials filed today with the Securities and Exchange Commission.

About HollyFrontier Corporation:

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and exports products to more than 80 countries. HollyFrontier also owns a 57% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier.

HollyFrontier Corporation

Craig Biery, 214-954-6510

Director, Investor Relations

or

Trey Schonter, 214-954-6510

Investor Relations